Exhibit 1

CKF Bancorp, Inc. Announces Earnings for the Three Months Ended June
30, 2003

    DANVILLE, Ky.--(BUSINESS WIRE)--July 15, 2003--CKF Bancorp, Inc.
(CKFB) (Nasdaq:CKFB), parent company of Central Kentucky Federal Savings Bank, reported consolidated net earnings of $339,901 for the three months ended June 30, 2003 compared to $336,368 for the three months ended June 30, 2002. Basic earnings per share were $.51 and diluted earnings per share were $.50 for the three months ended June 30, 2003 compared to $.52 basic earnings per share and $.50 diluted earnings per share for the three months ended June 30, 2002.
    Consolidated net income for the six months ending June 30, 2003 was $674,574 compared to $652,339 for the six months ended June 30, 2002. Basic earnings per share were $1.01 and diluted earnings per share were $.99 for the six months ended June 30, 2003 compared to $1.00 basic earnings per share and $.98 diluted earnings per share for the six months ended June 30, 2002.
    Total assets at June 30, 2003 were $141.3 million compared to $142.4 million at December 31, 2002. Deposits were $119.7 million at June 30, 2003 compared to $120.3 million at December 31, 2002. Stockholders' equity was $14.3 million at June 30, 2003 and $13.9 million at December 31, 2002.
    Central Kentucky Federal Savings Bank's main office is located at 340 W. Main Street, Danville, Kentucky. The Bank also operates two full service branch offices, located in Danville and Lancaster, Kentucky and a loan production office in Nicholasville, Kentucky.



                          CKF BANCORP, INC.
       CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                             June 30,    December 31,
 ASSETS                                        2003          2002
                                           ------------- -------------

Cash and cash equivalents                   $13,279,765   $13,717,142
Investment securities                         8,204,058     3,562,498
Federal Home Loan Bank stock                  1,698,600     1,665,500
Loans receivable                            114,444,133   119,687,711
Allowance for Loan Losses                      (584,320)     (570,701)
Other assets                                  4,280,699     4,293,662
                                           ------------- -------------
    Total assets                           $141,322,935  $142,355,812
                                           ============= =============

 LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits                                   $119,733,671  $120,253,479
Advances from the Federal Home
 Loan Bank                                    5,980,588     6,680,403
Other liabilities                             1,285,836     1,508,296
                                           ------------- -------------
   Total liabilities                        127,000,095   128,442,178
Shareholders' equity                         14,322,840    13,913,634
                                           ------------- -------------
   Total liabilities and
    shareholders' equity                   $141,322,935  $142,355,812
                                           ============= =============


             CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

                            Six months ended       Three months ended
                               June 30,                June 30,
                           2003        2002        2003        2002
                        ----------- ----------- ----------- ----------

Total interest income   $4,101,666  $4,719,005  $1,995,575  $2,350,634

Total interest expense   2,056,189   2,699,240     978,735   1,320,903
                        ----------- ----------- ----------- ----------
 Net interest income     2,045,477   2,019,765   1,016,840   1,029,731
Provision for losses on
 loans                      60,000      60,000      30,000      30,000
                        ----------- ----------- ----------- ----------

  Net interest income
   after provision for
   losses on loans       1,985,477   1,959,765     986,840     999,731

Other income               100,155     101,137      52,339      54,405

General, administrative
 and other expense       1,096,030   1,072,509     554,568     544,487
                        ----------- ----------- ----------- ----------

  Earnings before
   income taxes            989,602     988,393     484,611     509,649

Federal income taxes       315,027     336,054     144,709     173,281
                        ----------- ----------- ----------- ----------

    NET EARNINGS          $674,575    $652,339    $339,902    $336,368
                        =========== =========== =========== ==========

  EARNINGS PER SHARE

             Basic           $1.01       $1.00       $0.51       $0.52
                        =========== =========== =========== ==========
             Diluted         $0.99       $0.98       $0.50       $0.50
                        =========== =========== =========== ==========

  WEIGHTED-AVERAGE SHARES OUTSTANDING

             Basic         670,168     653,807     672,235     655,462
                        =========== =========== =========== ==========
             Diluted       684,354     663,518     687,976     666,626
                        =========== =========== =========== ==========


    CONTACT: CKF Bancorp, Inc., Danville
             John Stigall, 859-236-4181
             Fax: 859-236-4363
             www.centralkyfsb.com